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                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

   INVESTORS:                              MEDIA:
   Kevin F. McLaughlin                     Janice M. McCourt
   Senior Vice President &                 Vice President of Operations &
   Chief Financial Officer                 Director of Corporate Communications
   (617) 494-8400 ext. 2274                (617) 494-8400 ext. 2330
   email: kevin.mclaughlin@praecis.com     email: janice.mccourt@praecis.com



                      PRAECIS PHARMACEUTICALS INCORPORATED
                ANNOUNCES SUBMISSION OF INVESTIGATIONAL NEW DRUG
                    APPLICATION FOR ALZHEIMER'S DISEASE DRUG


CAMBRIDGE, MA, DECEMBER 29, 2000. PRAECIS PHARMACEUTICALS INCORPORATED (Nasdaq:PRCS) today announced the submission to the U.S. Food and Drug Administration (FDA) of an Investigational New Drug application (IND) to initiate Phase I clinical trials of Apan, its drug candidate in development for the treatment of Alzheimer's disease.

Alzheimer's disease affects an estimated four million people in the United States and is expected to become increasingly prevalent as the population ages. Current therapies provide temporary relief for some of the symptoms of Alzheimer's disease, but do not affect the progression of the disease itself.

The hallmark of Alzheimer's disease is the accumulation of plaque-like deposits in brain tissue. A major component of this plaque is a small peptide called beta-amyloid. A large body of clinical, biochemical and genetic evidence suggests that when beta-amyloid molecules aggregate they become toxic to nerve cells, which leads to the development and progression of Alzheimer's disease. Preclinical experiments have shown that Apan inhibits the aggregation of beta-amyloid and its associated nerve cell toxicity. In addition, Apan reaches the brain in animals in quantities that the Company believes are sufficient to block the aggregation of beta-amyloid molecules and alter the course of the disease.

Accumulation of beta-amyloid in the brain is often thought of as a defect in the ability to clear beta-amyloid from the brain through the cerebral spinal fluid
(CSF). Both humans and transgenic mice with Alzheimer's disease plaques show increased levels of beta-amyloid in the brain and decreased levels in the CSF. Transgenic mice treated with Apan show significant increases in beta-amyloid levels in the CSF, indicating that Apan is able to mobilize beta-amyloid in the brain and may be facilitating its clearance.

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PRAECIS expects to begin a normal volunteer, Phase I clinical trial of Apan during the first quarter of 2001, contingent upon any additional requests from the FDA prior to the commencement of trials. The principal purpose of a Phase I trial is to determine safety of a drug in human subjects.

PRAECIS PHARMACEUTICALS INCORPORATED is a biotechnology company focused on the discovery and development of pharmaceutical products using its proprietary LEAP(TM) (Ligand Evolution to Active Pharmaceuticals) technology. LEAP combines the power of biological selection with the advantages of medicinal chemistry in a unique molecular evolution process. PRAECIS successfully employed LEAP in the development of abarelix depot, its lead candidate for the treatment of prostate cancer and endometriosis. PRAECIS also has programs in Alzheimer's disease, pain management and AIDS.

This news release contains forward-looking statements, including, but not limited to, statements regarding the filing of an IND for Apan, the regulatory review of that filing by the U.S. Food and Drug Administration and potential commencement of clinical trials of Apan. These statements are based on PRAECIS' current beliefs and expectations as to future outcomes. Such statements are subject to certain factors and uncertainties that may cause actual results to differ materially from expected results. These include, but are not limited to, unexpected results in ongoing and future clinical trials, the need for additional research and testing, delays in manufacturing, access to capital and funding, and the timing and content of decisions made by the U.S. Food and Drug Administration, as well as the risks set forth from time to time in PRAECIS' filings with the Securities and Exchange Commission, including but not limited to the risks discussed in PRAECIS' most recent Form 10-Q.

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